Exhibit 99.1

FOR IMMEDIATE RELEASE

CALIFORNIA MICRO DEVICES ELIMINATES STOCKHOLDER RIGHTS PLAN

MILPITAS, Calif. – August 10, 2009 –California Micro Devices (Nasdaq Global: CAMD) (“CMD” or “The Company”) today announced that the CMD Board of Directors has unanimously voted to redeem the rights accompanying the company’s outstanding common stock, effective August 8, 2009, for $0.001 per right. Stockholders of record on that date do not need to take any further action to receive the redemption price which will paid in the next sixty days.

As part of its ongoing communications with CMD stockholders, CMD has discussed the concerns of certain of its major stockholders regarding the rights plan, and has previously considered redeeming the plan or submitting it to a stockholder vote no later than the Company’s 2010 stockholder meeting, and submitting any subsequent rights plan to stockholder vote. As a result of more recent communications with stockholders, the Board has decided to accelerate the elimination of the rights plan. The Board further has adopted a policy to submit any future rights plan to a stockholder vote.

“CMD’s Board and management team have been vigilantly focused on managing through this unprecedented recession and returning to profitability,” said Wade Meyercord, Chairman of the CMD Board. “We have acted decisively to reduce cost, discontinue a product line that didn’t meet expectations and align our resources to seize the considerable opportunity we see in our core protection business. Specifically, over the past year we have reduced our estimated operating expense to approximately $5.1 million this quarter from $6.2 million in the September quarter last year. Last week we announced additional actions, including stopping investment in a product line which has not met expectations, that we expect will further reduce our estimated operating expense to approximately $4 million as part of our efforts to return to positive operating cash flow in the December quarter. These actions together with our recent appointment of Jon Castor as an independent director, underscore this board’s commitment to good corporate governance and increasing stockholder value. We are in regular discussions with our major stockholders and appreciate their views on the important matters affecting CMD.”

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets. Key product lines include protection devices for mobile handsets, HBLEDs, digital consumer electronics products and personal computers and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at http://www.cmd.com.

Forward Looking Statement Disclaimer

All statements contained in this release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our reduced estimated operating expenses for this and the December quarter; our efforts to return to positive operating cash flow in the December quarter; our view that we have a considerable opportunity in our core protection business; our focus to manage the company through this recession and return to profitability; and our commitment to good corporate governance and increasing stockholder value. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether we incur unexpected operating expenses or obstacles to our cost reductions, whether our customers experience the demand we anticipate for their products, whether there is increasing economic stability, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, and whether we have success in our R&D programs as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

For More Information Contact:

Kevin Berry, Chief Financial Officer

California Micro Devices

408-934-3144

Media Contact

Jeremy Jacobs / Rachel Ferguson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Contact

Arthur Crozier / Peter Walsh

Innisfree

212-750-5833